Exhibit 99.1

Hudson Global Declares Partial Cash Dividend for its 10% Series A Cumulative Perpetual Preferred Stock

OLD GREENWICH, Conn., Aug. 22, 2025 – Hudson Global, Inc. (Nasdaq: HSON, HSONP) (“Hudson Global” or “the Company”), a leading global total talent solutions company, announced today that its Board of Directors declared a partial cash dividend of $0.025 per share to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock (“Hudson Preferred Stock”). This dividend covers the period commencing with the Hudson Preferred Stock’s issuance on August 22, 2025. The record date for this dividend is September 1, 2025, and the payment date is September 10, 2025.

This Hudson Global partial dividend is in addition to the partial cash dividend of $0.225 per share, declared on August 8, 2025, by Star Equity Holdings, Inc. (“Star”) to holders of its 10% Series A Cumulative Perpetual Preferred Stock (“Star Preferred Stock”), with a record date of August 21, 2025, and a payment date of September 10, 2025.

Following the merger of Star and Hudson Global completed on August 22, 2025, Star Preferred Stock was automatically converted into the right to receive one (1) share of Hudson Global Series A preferred stock, which will begin trading on the Nasdaq on August 22, 2025 under ticker symbol “HSONP.” Star’s preferred stock was suspended from trading on the Nasdaq effective as of the opening of trading on August 22, 2025.

About Hudson Global

Hudson Global, Inc. is a diversified holding company currently composed of four business divisions: Building Solutions, Business Services, Energy Services, and Investments.

Building Solutions

Building Solutions division operates in three businesses: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.

Business Services

Business Services division provides flexible and scalable recruitment solutions to a global list of clients. It services all levels of client organizations, from entry-level to the C-suite, focusing on mid-market and enterprise-level organizations worldwide. Taking a consultative and collaborative approach, it partners with talent acquisition, HR, and procurement leaders to build diverse, high-impact teams and drive business success.

Energy Services

Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.

Investments

The Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:

The Equity Group

Lena Cati

212 836-9611 / lcati@theequitygroup.com

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, (1) global economic fluctuations, (2) the Company’s ability to successfully achieve its strategic initiatives, (3) risks related to potential acquisitions or dispositions of businesses by the Company, (4) risks related to the market price of Hudson’s common stock relative to the value suggested by the exchange ratio, (5) unexpected costs, charges or expenses resulting from the Merger, (6) potential adverse reactions or changes to business relationships resulting from the completion of the Merger, (7) risks related to the inability of the combined company to successfully operate as a combined business, (8) risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results, (9) risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates, (10) the loss of or material reduction in our business with any of the Company’s largest customers, (11) the ability of clients to terminate their relationship with the Company at any time, (12) competition in the Company’s markets, (13) the negative cash flows and operating losses that may recur in the future, (14) risks relating to how future credit facilities may affect or restrict our operating flexibility, (15) risks associated with the Company’s investment strategy, (16) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (17) the Company’s dependence on key management personnel, (18) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (19) the Company’s ability to collect accounts receivable, (20) the Company’s ability to maintain costs at an acceptable level, (21) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (22) risks related to providing uninterrupted service to clients, (23) the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage, (24) the Company’s ability to utilize net operating loss carryforwards, (25) volatility of the Company’s stock price, (26) the impact of government regulations and deregulation efforts, (27) restrictions imposed by blocking arrangements, (28) risks related to the use of new and evolving technologies, (29) the adverse impacts of cybersecurity threats and attacks and (30) those risks set forth in “Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.” Additional information concerning these, and other factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.